Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

CR-11-21

THE GEO GROUP REPORTS THIRD QUARTER 2011 RESULTS

•	3Q11 Net Income of $21.3 Million - $0.34 Earnings Per Share

•	3Q11 Pro Forma Net Income increased to $26.1 Million - $0.41 Pro Forma Earnings Per Share

•	Updated 4Q11 Pro Forma EPS Guidance of $0.39 to $0.40

•	4Q Guidance Reflects $0.01 to $0.015 Per Share in Quarterly Carrying Costs Related to GEO’s North Lake Correctional Facility in Michigan

•	Increased 2011 Adjusted Funds from Operations Guidance to $2.95 to $3.00 Per Share

Boca Raton, Fla. – November 2, 2011 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) today reported third quarter and first nine months of 2011 financial results. GEO reported total revenues for the third quarter 2011 of $406.8 million compared to total revenues of $327.9 million for the third quarter 2010. GEO reported net income for the third quarter 2011 of $21.3 million, or $0.34 per diluted share, compared to net income of $5.0 million, or $0.09 per diluted share for the third quarter of 2010. GEO’s third quarter 2011 net income includes $4.3 million, after-tax, in start-up/transition expenses; $0.3 million, after-tax, in international bid and proposal expenses, and a $0.2 million after-tax income effect related to the loss attributable to non-controlling interests.

Excluding these items, GEO reported Pro Forma net income of $26.1 million, or $0.41 per diluted share, for the third quarter 2011 compared to Pro Forma net income of $22.5 million, or $0.39 per diluted share for the third quarter 2010.

For the first nine months of 2011, GEO reported total revenues of $1.2 billion compared to total revenues of $895.6 million for the first nine months of 2010. Net income for the first nine months of 2011 increased to $58.8 million, or $0.91 per diluted share, from $39.7 million, or $0.75 per diluted share, for the first nine months of 2010. Pro forma net income for the first nine months of 2011 increased to $74.6 million, or $1.16 per diluted share, from pro forma net income of $58.5 million, or $1.10 per diluted share for the first nine months of 2010.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our strong third quarter earnings results. While we have experienced some contract discontinuations, which will impact the fourth quarter, our core operations in Detention & Corrections and GEO Care continue to deliver sound operational performance and strong earnings results. We have increased our Adjusted Funds from Operations guidance for 2011 to approximately $3.00 per share, which is indicative of the strength of our core operations. Our strong cash flows will continue to give us the ability to return value to our shareholders as evidenced by the execution of our share repurchase program during the third quarter. We continue to be very optimistic about the demand for our diversified services. We are currently pursuing procurements and future potential business development opportunities in the U.S. and internationally, which total approximately 30,000 beds.”

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Pro forma net income excludes M&A related expenses, net of tax, net loss attributable to non-controlling interests, start-up/transition expenses, net of tax, international bid and proposal expenses, net of tax, and loss on extinguishment of debt, net of tax, as set forth in the table below, which presents a reconciliation of pro forma net income to net income for the third quarter and the first nine months of 2011 and 2010.

Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma net income.

Table 1. Reconciliation of Pro Forma Net Income to Net Income

(In thousands except per share data)	13 Weeks Ended 2-Oct-11	13 Weeks Ended 3-Oct-10	39 Weeks Ended 2-Oct-11	39 Weeks Ended 3-Oct-10
Net Income	$21,293	$5,010	$58,836	$39,743
Start-up/transition expenses, net of tax	4,330	2,287	9,867	2,287
International bid and proposal expenses, net of tax	287	—	703	—
Net loss attributable to non-controlling interests	225	271	1,050	227
M&A Related Expenses, net of tax	—	10,206	4,129	11,519
Loss on Extinguishment of Debt, net of tax	—	4,758	—	4,758

Pro forma net income	$26,135	$22,532	$74,585	$58,534

Diluted earnings per share	$0.34	$0.09	$0.91	$0.75
Start-up/transition expenses, net of tax	0.07	0.04	0.15	0.04
International bid and proposal expenses, net of tax	—	—	0.01	—
Net loss attributable to non-controlling interests	—	—	0.02	—
M&A Related Expenses, net of tax	—	0.18	0.07	0.22
Loss on Extinguishment of Debt, net of tax	—	0.08	—	0.09

Diluted pro forma earnings per share	$0.41	$0.39	$1.16	$1.10

Weighted average common shares outstanding-diluted	63,555	58,198	64,388	53,044

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Business Segment Results

The following table presents a summary of GEO’s segment results for the third quarter and the first nine months of 2011 and 2010.

Table 2. Business Segment Results

(In thousands except Compensated Mandays and Revenue Producing Beds)	13 Weeks Ended 2-Oct-11	13 Weeks Ended 3-Oct-10	39 Weeks Ended 2-Oct-11	39 Weeks Ended 3-Oct-10
Revenues
U.S. Detention & Corrections	$243,952	$217,808	$727,256	$599,598
GEO Care	109,729	60,934	317,475	135,409
International Services	53,166	47,553	161,580	138,142
Facility Construction & Design	—	1,638	119	22,421

	$406,847	$327,933	$1,206,430	$895,570

Operating Expenses
U.S. Detention & Corrections	$175,729	$154,686	$522,631	$429,922
GEO Care	83,974	50,757	243,901	114,645
International Services	47,975	44,523	149,037	129,008
Facility Construction & Design	43	1,134	82	20,773

	$307,721	$251,100	$915,651	$694,348

Depreciation & Amortization Expense
U.S. Detention & Corrections	$14,017	$11,048	$40,272	$27,131
GEO Care	7,429	1,905	19,956	3,679
International Services	528	431	1,604	1,286
Facility Construction & Design	—	—	—	—

	$21,974	$13,384	$61,832	$32,096

Compensated Mandays
U.S. Detention & Corrections	4,366,343	3,936,360	13,002,040	10,918,159
GEO Care	478,249	369,956	1,452,279	747,767
International Services	632,548	645,697	1,924,883	1,886,492

	5,477,140	4,952,013	16,379,202	13,552,418

Revenue Producing Beds
U.S. Detention & Corrections	50,587	48,477	50,587	48,477
GEO Care	5,971	6,276	5,971	6,276
International Services	7,149	7,147	7,149	7,147

	63,707	61,900	63,707	61,900

Average Occupancy
U.S. Detention & Corrections	95.4%	93.8%	94.6%	94.1%
GEO Care	87.4%	89.2%	87.1%	92.6%
International Services	100.0%	100.0%	100.0%	100.0%
	95.1%	94.2%	94.5%	94.8%

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

U.S. Detention & Corrections

For the third quarter of 2011, U.S. Detention & Corrections revenue increased by approximately $26.1 million year-over-year. This revenue increase was driven primarily by GEO’s acquisition of Cornell Companies, Inc. (“Cornell”) in August 2010; the fourth quarter 2010 opening of the Blackwater Correctional Facility in Florida; and the activation of a new contract with the Federal Bureau of Prisons at the D. Ray James Correctional Facility in Georgia in October 2010. These factors were offset by the third quarter 2010 transition of managed-only contracts for the Graceville Correctional Facility and the Moore Haven Correctional Facility in Florida, and the Bridgeport Correctional Center, North Texas Intermediate Sanction Facility and South Texas Intermediate Sanction Facility in Texas.

GEO Care

For the third quarter of 2011, GEO Care revenue increased by approximately $48.8 million year-over-year. This revenue increase was driven primarily by GEO’s acquisitions of Cornell in August 2010 and BI Incorporated (“BI”) in February 2011 as well as the activation of the 100-bed Montgomery County Mental Health Treatment Facility in Texas in March 2011.

International Services

For the third quarter of 2011, International Services revenue increased by approximately $5.6 million year-over-year driven primarily by positive foreign exchange rate fluctuations offset by the discontinuation of the Campsfield House Immigration Removal Centre in the United Kingdom in the second quarter of 2011.

Adjusted EBITDA

Third quarter 2011 Adjusted EBITDA increased to $82.2 million from $63.3 million in the third quarter of 2010. For the first nine months of 2011, Adjusted EBITDA increased to $237.0 million from $157.0 million for the first nine months of 2010.

Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to net income for the third quarter and the first nine months of 2011 and 2010.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Table 3. Reconciliation from Adjusted EBITDA to Net Income

(In thousands)	13 Weeks Ended 2-Oct-11	13 Weeks Ended 3-Oct-10	39 Weeks Ended 2-Oct-11	39 Weeks Ended 3-Oct-10
Net Income	$21,293	$5,010	$58,836	$39,743
Interest expense, net	17,560	10,183	50,735	23,730
Income tax provision	12,649	7,547	35,308	28,560
Depreciation and amortization	21,974	13,384	61,832	32,096
Tax provision on equity in earnings of affiliate	118	449	1,705	1,672

EBITDA	$73,594	$36,573	$208,416	$125,801

Adjustments, pre-tax
Net loss attributable to non-controlling interests	$225	$271	$1,050	$227
Stock Based Compensation	1,245	1,167	4,843	3,533
Start-up/transition expenses	6,717	3,812	15,280	3,812
International bid and proposal expenses	446	—	1,091	—
M&A Related Expenses	—	13,544	6,308	15,688
Loss on Extinguishment of Debt	—	7,933	—	7,933

Adjusted EBITDA	$82,227	$63,300	$236,988	$156,994

Adjusted Funds from Operations

Adjusted Funds from Operations for the third quarter of 2011 was $54.6 million compared to $42.9 million for the third quarter of 2010. For the first nine months of 2011, Adjusted Funds from Operations increased to $149.2 million from $97.0 million for the first nine months of 2010.

Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Funds from Operations. The following table presents a reconciliation from Adjusted Funds from Operations to net income for the third quarter and the first nine months of 2011 and 2010.

Table 4. Reconciliation of Adjusted Funds from Operations to Net Income

(In thousands)	13 Weeks Ended 2-Oct-11	13 Weeks Ended 3-Oct-10	39 Weeks Ended 2-Oct-11	39 Weeks Ended 3-Oct-10
Net Income	$21,293	$5,010	$58,836	$39,743
Net loss attributable to non-controlling interests	225	271	1,050	227
Depreciation and Amortization	21,974	13,384	61,832	32,096
Income Tax Provision	12,649	7,547	35,308	28,560
Income Taxes Paid	(1,282)	(5,523)	(10,016)	(24,851)
Stock Based Compensation	1,245	1,167	4,843	3,533
Maintenance Capital Expenditures	(8,906)	(4,002)	(24,100)	(10,292)
Equity in Earnings of Affiliates, Net of Income Tax	(272)	(1,149)	(2,352)	(2,868)
Amortization of Debt Costs and Other Non-Cash Interest	507	856	1,148	3,398
Start-up/transition expenses	6,717	3,812	15,280	3,812
M&A Related Expenses	—	13,544	6,308	15,688
International bid and proposal expenses	446	—	1,091	—
Loss on Extinguishment of Debt	—	7,933	—	7,933

Adjusted Funds from Operations	$54,596	$42,850	$149,228	$96,979

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2011 Financial Guidance

GEO issued revised financial guidance for 2011. GEO expects fourth quarter 2011 total revenues to be in the range of $405 million to $410 million. GEO expects fourth quarter 2011 pro forma earnings to be in a range of $0.39 to $0.40 per share, excluding $0.05 to $0.06 in after-tax start-up/transition expenses and international bid and proposal costs.

GEO’s revised fourth quarter 2011 guidance is primarily impacted by the discontinuation of GEO’s contract with the California Department of Corrections and Rehabilitation for the housing of inmates at GEO’s North Lake Correctional Facility (the “Facility”) in Michigan. As a result of this contract discontinuation, GEO expects to incur $0.01 to $0.015 per share in quarterly carrying costs, beginning in the fourth quarter 2011, while the Facility remains idle.

GEO expects 2011 total revenues to be in the range of $1.61 billion to $1.62 billion. GEO expects 2011 pro forma earnings to be in a range of $1.54 to $1.55 per share, excluding acquisition-related expenses, start-up/transition expenses, and international bid and proposal costs.

GEO maintained its 2011 guidance for Adjusted EBITDA in a range of $320 million to $325 million and increased its Adjusted Funds from Operations guidance to a range of $185 million to $190 million, or $2.95 to $3.00 per share. GEO’s improved guidance for 2011 Adjusted Funds from Operations reflects lower than expected cash tax payments.

Stock Repurchase Program

On July 14, 2011, GEO’s Board of Directors approved a stock repurchase program of up to $100.0 million of GEO’s common stock effective through December 31, 2012. Through the end of the third quarter 2011, GEO had repurchased approximately 2.5 million shares of its common stock through open-market transactions for approximately $50.0 million.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) today to discuss GEO’s third quarter 2011 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-888-679-8035 and the international call-in number is 1-617-213-4848. The participant pass-code for the conference call is 57759424. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until December 2, 2011 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 30445163.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

About The GEO Group, Inc.

The GEO Group, Inc. is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of approximately 80,000 beds at 116 correctional, detention and residential treatment facilities, including projects under development.

Important Information on GEO’s Non-GAAP Financial Measures

Pro Forma Net Income, Adjusted EBITDA and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures.

Pro Forma Net Income is defined as net income adjusted for net loss attributable to non-controlling interests, start-up/transition expenses, net of tax, international bid and proposal expenses, net of tax, M&A-related expenses, net of tax, and loss on extinguishment of debt, net of tax. GEO believes that Pro Forma Net Income is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Net Income to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

Adjusted EBITDA is defined as net income before net interest expense, income tax provision, depreciation and amortization, and tax provision on equity in earnings of affiliate, adjusted for net loss attributable to non-controlling interests, stock-based compensation, start-up/transition expenses, international bid and proposal expenses, M&A-related expenses, and loss on extinguishment of debt. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Adjusted Funds From Operations is defined as net income excluding depreciation and amortization, income tax provision, income taxes paid, stock-based compensation, maintenance capital expenditures, net equity in earnings of affiliates and amortization of debt costs and other non-cash interest, net loss attributable to non-controlling interests, start-up/transition expenses, international bid and proposal expenses, M&A-related expenses, and loss on extinguishment of debt. GEO believes that Adjusted Funds From Operations is useful to investors as it provides information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational or infrequent in nature, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted Funds From Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in Tables 1, 3 and 4, respectively.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for fourth quarter 2011 and full year 2011, business development opportunities and expected fees and expenses related to these business development opportunities, our ability to maintain growth and strengthen contract relationships, our ability to meet the increasing demand for correctional, detention, and residential treatment services, and long-term growth prospects in our industry. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2011 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) the risk that the BI business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (4) the risk that the expected increased revenues resulting from the acquisition of Cornell and BI may not be fully realized or may take longer to realize than expected; (5) the risk that the cost synergies from the Cornell and BI transactions may not be fully realized or may take longer to realize than expected; (6) any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of the transactions with Cornell and BI; (7) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (8) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (9) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (10) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (11) GEO’s ability to obtain future financing on acceptable terms; (12) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (13) other factors contained in GEO’s Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Third quarter and first nine months of 2011 financial tables to follow:

THE GEO GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED

OCTOBER 2, 2011 AND OCTOBER 3, 2010

(In thousands, except per share data)

(UNAUDITED)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Revenues	$406,847	$327,933	$1,206,430	$895,570
Operating expenses	307,721	251,100	915,651	694,348
Depreciation and amortization	21,974	13,384	61,832	32,096
General and administrative expenses	25,922	33,925	86,420	72,028

Operating income	51,230	29,524	142,527	97,098
Interest income	1,767	1,734	4,965	4,448
Interest expense	(19,327)	(11,917)	(55,700)	(28,178)
Loss on extinguishment of debt	—	(7,933)	—	(7,933)

Income before income taxes and equity in earnings of affiliates	33,670	11,408	91,792	65,435
Provision for income taxes	12,649	7,547	35,308	28,560
Equity in earnings of affiliates, net of income tax provision of $118, $449, $1,705 and $1,672	272	1,149	2,352	2,868

Net income	21,293	5,010	58,836	39,743
Net loss attributable to noncontrolling interests	225	271	1,050	227

Net income attributable to The GEO Group, Inc.	$21,518	$5,281	$59,886	$39,970

Weighted-average common shares outstanding:
Basic	63,340	57,799	64,028	52,428

Diluted	63,555	58,198	64,388	53,044

Income per Common Share Attributable to The GEO Group, Inc. — Basic	$0.34	$0.09	$0.94	$0.76

Income per Common Share Attributable to The GEO Group, Inc. — Diluted	$0.34	$0.09	$0.93	$0.75

Comprehensive income:
Net income	$21,293	$5,010	$58,836	$39,743
Total other comprehensive income (loss), net of tax	(7,521)	5,208	(6,719)	2,308

Total comprehensive income	13,772	10,218	52,117	42,051
Comprehensive loss attributable to noncontrolling interests	325	214	1,160	185

Comprehensive income attributable to The GEO Group, Inc.	$14,097	$10,432	$53,277	$42,236

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

THE GEO GROUP, INC.

CONSOLIDATED BALANCE SHEETS

OCTOBER 2, 2011 AND JANUARY 2, 2011

(In thousands, except share data)

	October 2, 2011	January 2, 2011
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$43,956	$39,664
Restricted cash and investments (including VIEs[1] of $34,048 and $34,049, respectively)	41,033	41,150
Accounts receivable, less allowance for doubtful accounts of $2,410 and $1,308	274,294	275,778
Deferred income tax assets, net	44,972	29,115
Prepaid expenses and other current assets	21,611	36,377

Total current assets	425,866	422,084

Restricted Cash and Investments (including VIEs of $30,078 and $33,266, respectively)	53,274	49,492
Property and Equipment, Net (including VIEs of $163,801 and $167,209, respectively)	1,673,851	1,511,292
Assets Held for Sale	3,998	9,970
Direct Finance Lease Receivable	31,673	37,544
Deferred Income Tax Assets, Net	936	936
Goodwill	512,669	236,594
Intangible Assets, Net	205,131	87,813
Other Non-Current Assets	83,192	56,648

Total Assets	$2,990,590	$2,412,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$72,216	$73,880
Accrued payroll and related taxes	47,772	33,361
Accrued expenses	129,534	118,472
Current portion of capital lease obligations, long-term debt and non-recourse debt (including VIEs of $20,770 and $19,365, respectively)	51,204	41,574

Total current liabilities	300,726	267,287

Deferred Income Tax Liabilities	99,142	55,318
Other Non-Current Liabilities	59,322	46,862
Capital Lease Obligations	13,363	13,686
Long-Term Debt	1,310,771	798,336
Non-Recourse Debt (including VIEs of $109,001 and $132,078, respectively)	162,033	191,394
Total shareholders’ equity	1,045,233	1,039,490

Total Liabilities and Shareholders’ Equity	$2,990,590	$2,412,373

[1]	Variable interest entities or “VIEs”

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations